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                                                                    Exhibit 23.0

Report of Predecessor Auditor (Arthur Andersen LLP) on Financial Statement Schedule

The following report is a copy of a report previously issued by Arthur Andersen LLP and has not been reissued by Arthur Andersen LLP. This report applies to supplemental Schedule II - Valuation and Qualifying Accounts for the years ended December 31, 2001 and December 31, 2000.

 Report of Independent Accountants on Consolidated Financial Statement Schedules

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II included in Form 10-K is presented for purposes of complying with the Securities and Exchange Commission rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements, and in our opinion, fairly states in all material respects the financial data reguired to be set forth therein in relation to the basic financial statements taken as a whole.